                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11 or ss.240.14a-12

                         MEDICAL ACTION INDUSTRIES INC.
                (Name of Registrant as Specified in its Charter)

                             RICHARD G. SATIN, ESQ.
                        VICE PRESIDENT & GENERAL COUNSEL

Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

(5)  Total fee paid:


     --------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of filing.

(1)  Amount previously paid:

     --------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

     --------------------------------------------------------------------------

(3) Filing party:

     --------------------------------------------------------------------------

(4) Date filed:

     --------------------------------------------------------------------------

                         MEDICAL ACTION INDUSTRIES INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 August 18, 1998

                            -------------------------

To the Stockholders of MEDICAL ACTION INDUSTRIES INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MEDICAL ACTION INDUSTRIES INC. will be held on August 18, 1998 at the offices of the Company, 150 Motor Parkway, lower level, Hauppauge, New York at 2:00 p.m.
(the "Annual Meeting"), for the following purposes:

         1. To elect two directors to serve in Class II until the Annual Meeting of Stockholders in 2001;

         2. To consider and act upon a proposal to approve amendments to the Company's 1989 Non-Qualified Stock Option Plan to: (a) extend the termination date of the Plan from October 24, 1999 to October 24, 2009; (b) increase the number of shares issuable thereunder from 1,650,000 to 2,150,000; and (c) modify the maximum period in which each option may be exercised from five (5) years to ten (10) years;

         3. To consider and act upon a proposal to create a class of 5,000,000 shares of preferred stock, $.001 par value, issuable on terms to be determined from time to time by the Board of Directors;

         4. To consider and act upon the ratification of Grant Thornton LLP as independent public auditors of the Company for the fiscal year ended March 31, 1999; and

         5. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on June 22, 1998 shall be entitled to vote at the Annual Meeting.


                                By Order of the Board of Directors,


                                Richard G. Satin
                                Vice President - Operations
                                and General Counsel


Dated:  Hauppauge, New York

         July 1, 1998


         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WE DO HOPE THAT YOU WILL ATTEND, BUT IF YOU DO NOT INTEND TO BE PRESENT IN PERSON, PLEASE MARK, SIGN AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A STAMPED REPLY ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                         MEDICAL ACTION INDUSTRIES INC.

                                150 Motor Parkway
                            Hauppauge, New York 11788

                            ------------------------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                           to be held August 18, 1998
                             -----------------------


         This Proxy Statement is furnished to stockholders of MEDICAL ACTION INDUSTRIES INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the executive offices of the Company, 150 Motor Parkway, lower level, Hauppauge, New York 11788, on Tuesday, August 18, 1998 at 2:00 o'clock in the afternoon, New York time, including any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy are first being sent or given to stockholders on or about July 1, 1998.

         A stockholder who returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any stockholder attending the meeting and entitled to vote may vote in person whether or not said stockholder has previously submitted a proxy. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth herein and in favor of the other proposals described herein.

Voting Rights and Votes Required

         At the close of business on June 22, 1998, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the Company had outstanding 8,422,039 shares of its Common Stock, par value $.001 per share ("Common Stock"). The holders of such Common Stock are entitled to one vote for each share held on such record date.

         Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of Directors. Approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card, are not considered to be shares "entitled to vote" (other than for quorum purposes), will not be included in vote totals and will have no effect on the outcome of any matters to be voted upon at the Annual Meeting.

         Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of directors and the other proposals described in the attached Notice of Annual Meeting of Stockholders. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

         The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

         No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of the record date certain information with regard to beneficial ownership of the Company's Common Stock by each beneficial owner of five percent or more of the Company's Common Stock known by management; each Director; each executive officer of the Company; and all executive officers and Directors of the Company as a group. For a description of the method used to determine such beneficial ownership, see footnote (2) to the following table.

                                             Amount and Nature
Name and Address                              of Beneficial                        Percent of Class
of Beneficial Owner                          Ownership (1) (2)                   If More than 1.0% (2)
-------------------                         --------------------                ---------------------

                                               Common Stock                           Common Stock
                                            --------------------                ---------------------
Paul D. Meringola                            1,029,000(3)(4)(7)                            11.2%
150 Motor Parkway
Hauppauge, New York

Richard G. Satin                               299,545(3)                                   3.5%
150 Motor Parkway
Hauppauge, New York

Daniel F. Marsh                                207,900                                      2.4%
150 Motor Parkway
Hauppauge, New York

Eric Liu                                       121,750                                      1.4%
150 Motor Parkway
Hauppauge, New York

Dr. Philip F. Corso                             19,125                                       --
1200 Post Road East
Westport, Connecticut

Dr. Thomas A. Nicosia                            8,125                                       --
1615 Northern Blvd.
Manhasset, New York

Bernard Wengrover                               54,250                                       --
1000 Woodbury Road
Woodbury, New York

Joseph R. Meringola                          1,232,541(5)(6)                                14.6%
12 Jefferson Street
Glen Cove, New York

Directors and Officers
as a Group (7 Persons)                       1,739,695                                      18.2%


----------

(1) Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2) Each named person and all executive officers and Directors as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options. Accordingly, the number of shares and percentage set forth opposite each stockholder's name in the above table include the shares of Common

         Stock issuable upon exercise of presently exercisable stock options under the Company's stock option plans, both with respect to the number of shares of Common Stock deemed to be beneficially owned and the adjusted percentage of outstanding Common Stock resulting from such right of exercise. However, the shares of Common Stock so issuable upon such exercise by any such stockholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other stockholder.

(3) Does not include 6,478 shares and 6,265 shares acquired by Paul D. Meringola and Richard G. Satin pursuant to the Medical Action Industries Inc. 401(K) Retirement Plan as of March 31, 1998.

(4) Includes 4,000 shares owned by Mr. Meringola's children, as to which he disclaims beneficial ownership.

(5) Based upon filings made by Joseph R. Meringola with the Securities and Exchange Commission.

(6) Does not include 500,000 shares that are subject to an option granted to the Company's Chairman of the Board and President, Paul D. Meringola. These options may be exercised on or before October 22, 2007 at $5.00 per share.

(7) Includes the right to acquire 500,000 shares pursuant to an option granted by Joseph R. Meringola, the Company's former Chairman of the Board.

                                   MANAGEMENT
Officers of the Company

         The Company's executive officers are as follows:

Name                       Age             Position Held with the Company

Paul D. Meringola          40              Chairman of the Board (Chief Executive Officer)
                                             And President

Richard G. Satin           43              Vice President - Operations,
                                             General Counsel and Corporate Secretary

Daniel F. Marsh            40              Vice President - Sales and  Marketing

Eric Liu                   38              Vice President - International Operations

         All of the executive officers of the Company hold office at the pleasure of the Board of Directors.

         Mr. Daniel F. Marsh has been employed by the Company for more than the past five years in various sales and marketing positions. Mr. Marsh was appointed Vice President of Sales and Marketing in February, 1994 and for the

period between April 1, 1993 until February, 1994 was Vice
President-International.

         Mr. Eric Liu has been employed by the Company for more than the past five years in various positions relating to the international procurement and manufacture of certain of the Company's products. Mr. Liu was appointed Vice President of International Operations in May, 1998.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides that the Board of Directors shall consist of between three and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at five. The two directors named below in Class II, both of whom are presently directors of the Company, have been nominated for election as directors of the Company until the Annual Meeting of Stockholders in 2001 or until their respective successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as directors of the aforesaid nominees, unless they shall be unavailable, in which event such shares may be voted for substitute nominee(s) designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable or, if elected, will decline to serve. The following table sets forth the directors of the Company.

     Class I                      Class II                  Class III
(To Serve Until the          (To Serve Until the        (To Serve Until the
Annual Meeting of            Annual Meeting of          Annual Meeting of
Stockholders in 2000)        Stockholders in 2001)      Stockholders in 1999)
---------------------        ---------------------      ---------------------

Dr. Thomas A. Nicosia        Bernard Wengrover          Dr. Philip F. Corso
Richard G. Satin             Paul D. Meringola


Biographical Information

         The following information is submitted concerning each member of the Board of Directors.


         Paul D. Meringola, a director and Chairman of the Board and Chief Executive Officer of the Company since October, 1997, has been employed by the Company for more than the past fifteen years in various executive positions. He previously served the Company as President (since November, 1992), Vice President - Operations from March, 1989 to October, 1991 and Senior Vice President (Chief Operating Officer) from October, 1991 to November, 1992.

         Mr. Richard G. Satin, previously a director of the Company from October, 1987 to February, 1992, was reappointed to the Board of Directors in February, 1993. Mr. Satin has been employed by the Company as Vice President and

General Counsel since January, 1993 and has been Corporate Secretary of the Company since October, 1991. In February, 1994, Mr. Satin was appointed Vice President-Operations. Mr. Satin, a practicing attorney in the State of New York for more than the past ten years, was associated with the law firm of Blau, Kramer, Wactlar, Lieberman & Satin, P.C. from May, 1983 to January, 1993.

         Dr. Philip F. Corso, a director of the Company since March, 1984, has been associated with the Yale University School of Medicine for more than the past ten years and is presently an Assistant Clinical Professor of Surgery. In addition, Dr. Corso is Senior Attending and Emeritus Chief of Plastic Surgery at Bridgeport and Norwalk Hospitals in Connecticut. Dr. Corso has also published numerous articles in professional journals on plastic and reconstructive surgery. He is the Director of the Aesthetic Center for Plastic Surgery in Westport, Connecticut and is a member of numerous national and international plastic surgery societies.

         Dr. Thomas A. Nicosia, a director of the Company since November, 1985, has been a practicing cardiologist for more than the past five years. Dr. Nicosia is a fellow of the American College of Cardiology and is affiliated with North Shore University Hospital in Manhasset, New York and is President of the Medical Staff of St. Francis Hospital in Roslyn, New York.

         Mr. Bernard Wengrover, a director of the Company since October, 1990, has been a certified public accountant in the State of New York for more than the past twenty years and is a partner in the accounting firm of Schneider, Ehrlich & Wengrover, LLP. Mr. Wengrover was the Company's independent auditor from 1977 until March 31, 1989.

         The Board of Directors of the Company recommends a vote FOR Bernard Wengrover and Paul D. Meringola as Class II Directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified.

Meetings of the Board of Directors and Committees of the Board of Directors

         The Board of Directors held four meetings during the fiscal year ended March 31, 1998. All directors attended 75% or more of the aggregate number of meetings of the Board and, except for Dr. Nicosia, the committees on which they serve.

         The Board of Directors has established the following committees, all of which consist of three non-employee directors, Mr. Wengrover, Dr. Corso and Dr. Nicosia, to perform certain specific functions. Included among the committees are an Audit Committee, a Compensation Committee and a Stock Option Committee. There is no Nominating Committee of the Board of Directors.

Audit Committee. This Committee reviews the plan for and the results of the independent audit and internal audit, reviews the Company's financial information and internal accounting and management controls, and performs other related duties. The Audit Committee held one meeting during the last fiscal year.

Compensation Committee. This Committee makes recommendations to the Board of Directors with respect to compensation for the executive officers of the Company and the Chief Executive Officer. The Compensation Committee met one time during fiscal year 1998.

Stock Option Committee. This Committee has reviewed and approved the grant of options pursuant to the Company's stock option plans for the Company's directors and officers. The Committee held two meetings during the last fiscal year.

Directors' Compensation

         Directors' Fees. Non-employee Directors are currently paid $500 for each board meeting they attend. In addition, the Company has entered into a consulting agreement with Bernard Wengrover for the purpose of obtaining advice and counseling concerning strategic planning and financial and business matters. Mr. Wengrover is currently paid $24,000 per year for his services under this agreement.

         Stock Options. In August 1996, stockholders approved the 1996 Non-Employee Directors Stock Option Plan, under which all Directors who are not also employees of the Company will be automatically granted each year at the Annual Meeting of Shareholders options to purchase 2,500 shares at the fair market value of the Company's Common Stock on the date of grant. The options will be exercisable in two equal installments during the first and second year from the date of grant.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers (referred to collectively with the Chief Executive Officer as the "named executives") during the years ended March 31, 1996, 1997 and 1998.

                                                            SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                              -----------------------   --------------------------------
                                                                                    Awards(3)
                                                                        --------------------------------
                                                                          Restricted                         LTIP       All Other
Name and Principal      Fiscal                            Other Annual     Stock                           Payments   Compensation
   Position(1)           Year    Salary($)    Bonus($)    Comp.($)(2)    Awards($)(3)      Options(#)(4)     ($)       ($)(6)(7)
------------------      ------   ---------    --------    -----------   ----------------   -------------     ---      -------------

Joseph R. Meringola     1998      $158,400    $  --         $ --         $    --              --              $--       $10,813
Chairman of the         1997       208,000       --           --              --              --               --         6,510
Board and CEO (1)       1996       208,000       --           --              --              --               --         5,959

Paul D. Meringola       1998      $216,506       --           --              --            25,000             --       $16,884
President and Chief     1997       181,808       --           --              --           160,000             --         8,117
Operating Officer(1)    1996       174,933       --           --                            90,000                       10,357

Richard G. Satin        1998      $145,000     37,500         --           20,450           25,000             --         9,882
Vice President -        1997       145,000       --           --              --            85,000             --         7,164
Operations and          1996       128,000       --           --                            90,000                        5,048
General Counsel

Daniel F. Marsh         1998      $154,000     37,500         --           20,900          100,000             --         7,603
Vice President -        1997       154,000        --          --           23,750           60,000             --         2,752
Sales and               1996       140,666        --          --                            90,000                          867
Marketing
-----------------------------------------------------------------------------------------------------------------------------------

(1) Includes Chairman of the Board and Chief Executive Officer and the other most highly compensated executive officers as measured by salary and bonus. Joseph R. Meringola retired from the Company in October 1997. Contemporaneously with Joseph R. Meringola's retirement, Paul D. Meringola was elected by the Board of Directors to the additional posts of Chairman and CEO.

(2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payment of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlements or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.

(3) Represents the dollar value of restricted shares granted during the year in question, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. The aggregate number of shares of restricted stock held by each named executive as of March 31, 1998, together with the value of those shares is as follows: Mr. Paul D. Meringola - 99,500 shares/$373,125; Richard G. Satin - 62,000 shares/$232,500 and Daniel F. Marsh - 47,000 shares/$176,250. Except for the bonus shares granted to Mr. Marsh in fiscal 1997 and 1998 and Mr. Satin in fiscal 1998, which vest in two equal annual installments commencing on the first anniversary of the date of issuance, the shares of restricted stock vest in four equal installments (25% increments) on the second, third, fourth and fifth anniversaries of the date of issuance. Dividends are paid in shares of restricted stock if and to the extent paid on the Company's Common Stock generally.

(4) Includes shares subject to options granted to Messrs. Paul D. Meringola, Richard G. Satin and Daniel F. Marsh under the Company's 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan.

(5) For 1998, 1997 and 1996, the Company had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.

(6) The Company has entered into an Employment Agreement with Mr. Paul D. Meringola and Change of Control Agreements with Messrs. Paul D. Meringola, Satin and Marsh that may result in payments to each of them upon a change of control of the Company. These arrangements are described under "Management-Employment Agreement" and "Change of Control Arrangements".

(7) Includes, among other things, matching contributions under the Company's 401(K) Retirement Plan, the cost to the Company of the nonbusiness use of Company automobiles and reimbursement of certain medical expenses which are payable to Mr. Paul D. Meringola under his Employment Agreement.

Stock Option Information

         Option Grant Table: The following table sets forth information concerning individual grants of stock options made to the named executives during the fiscal year ended March 31, 1998:


                                      Individual Grants
                                      -----------------
                                              % of Total                     Potential Realized Value at Assumed
                                                Options        Range of        Annual Rates of Stock Price
                                     Options  Granted to       Exercise       Appreciation for Option Term (2)
                                     Granted  Employees in       Prices      -----------------------------------
Name                                (Shares)  Fiscal 1998     ($/share)              5%($)             10%($)
----------------------------------------------------------------------------------------------------------------
Paul D. Meringola                    25,000      6.8%         $3.25              $16,404              $   49,604
Richard G. Satin                     25,000      6.8%         $3.25               16,404                  49,604
Daniel F. Marsh                     100,000     27.2%         $2.09-$3.25         55,360                 145,301

---------------------

(1) All of the options in the above table were non-statutory stock options awarded under the Company's 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan. The stock options were granted to Messrs. Paul D. Meringola, Richard G. Satin and Daniel F. Marsh were granted between April 30, 1997 and October 7, 1997 and will be exercisable to the extent of 50% one year from the date of grant and 100% two years from date of grant. The stock options were granted at the closing price of the Company's Common Stock as reported in the Wall Street Journal on the date of grant.

(2) The dollar amounts under the 5% and 10% columns in the table are the result of calculations required by the Securities and Exchange Commission (the "SEC") and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC's rules, the Company did not use an alternate formula for grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain on the stock options awarded to the named executives or other employees is possible without appreciation in the price of the Company's Common Stock, which will benefit all stockholders. The real value of the options in this table depends upon the actual performance of the Company's Common Stock during the applicable period.

         Aggregate Fiscal Year-End Option Value Table: The following table sets forth, with respect to the named executives, information concerning the exercise of options during the last fiscal year and unexercised options held as of March 31, 1998:


             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

                                                                                                Value of Unexercised
                                                              Number of Unexercised             In-the-Money
                                                              Options at Year End 1998          Options at Year End 1998(1)
                            Shares                            ------------------------          ---------------------------
                           Acquired on      Value
Name                       Exercise (#)     Realized($)       Exercisable  Unexercisable        Exercisable  Unexercisable
----                       ------------     -----------       -----------  -------------        -----------  -------------
Paul D. Meringola             --              --              220,000            105,000        $490,050         $179,875
Richard G. Satin             50,000         $87,500           157,500              67,500       $357,363         $100,313
Daniel F. Marsh               --              --              135,000             130,000       $308,800         $206,875

------
(1) Values are calculated by subtracting the exercise price from the fair market value of the Company's Common Stock as of fiscal year end.



         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         Under rules established by the Securities and Exchange Commission

("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

Compensation Policies

         The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of base compensation which allows the Company to attract and retain superior talent and to align the executive officers' interests with the success of the Company through the payment of a bonus based upon Company performance and participation in stock option and other stock ownership plans which provide the executive officers with the opportunity to build a substantial ownership interest in the Company.

         The compensation of an executive officer of the Company includes cash compensation consisting of a base salary plus performance bonus, long-term incentive compensation in the form of stock options and restricted stock awards, and participation in various benefit plans generally available to employees of the Company.

         Although the compensation paid to each of the Company's executive officers is well below the $1 million deduction limit under the Internal Revenue Code of 1986 (the "Code"), the Company intends to take the necessary steps to conform its compensation to comply with the Code.

         Base Salary. Compensation for each of the named officers consists of a base salary and annual and longer-term incentive compensation. In the setting of base salaries, consideration is given to national and local salary surveys and review of salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the particular geographic area. Annual and longer-term incentive compensation is tied to the Company's and the executive's success in achieving significant financial and non-financial goals.

         The Committee weighs the value of achievement of subjective factors such as demonstrated management ability, initiative and contributions toward the Company's goal of leadership within the industry in which it competes. The Committee also weighs, when appropriate, the value of the individual's actions during times when progress towards predetermined goals was hindered by elements outside the Company's and the executive's control. The Committee recognizes that the operational challenges faced during unforeseen times or events are often valid reasons to modify what may otherwise be a negative result to the base salary decision.

         Finally, the Committee considers the individual executive's impact on those elements that contribute to increased stockholder value. The Committee's discretion usually determines the weighing of these various factors in its final determination of base salary development or adjustment.

         Incentive Compensation. In evaluating the performance and setting the incentive compensation of the executive officers of the Company, the Committee developed an incentive program predominantly predicated on the attainment of specific levels of revenue and pre-tax income for the Company. To a lesser extent, the Committee considers other managerial goals stated as objectively as possible. For the fiscal year ended March 31, 1998, incentive compensation was awarded to Messrs. Satin and Marsh as a result of the Company attaining specific levels of revenue and pre-tax income.

         Stock Options and Grants. The Committee periodically considers the desirability of granting senior executives, including the named executives, awards under the Company's stock plans. The Committee believes that its past grants of stock options and restricted stock awards have successfully focused the Company's senior management on building profitability and stockholder value.

         In determining the amount and nature of awards under such plans to be granted to the senior management group, including the named executives, the Committee takes into account the respective scope of accountability, strategies and operational goals and anticipated performance requirements and contributions of each member of the senior management group. Any award to the Chief Executive Officer is established separately and is based, among other things, on the Committee's analysis of his past and expected future contributions to the Company's achievement of its long-term performance goals.

CEO Compensation

         The Compensation Committee meets without the Chief Executive Officer present to evaluate his performance. When Paul D. Meringola was promoted to the additional posts of Chairman and Chief Executive Officer, his base salary remained the same, as he is being compensated pursuant to an employment agreement which presently covers the five year period ending March 31, 2001. Mr. Meringola's salary is consistent with the guidelines used for all of the Company's executive officers.

         The Committee has concluded that Mr. Paul D. Meringola's performance warrants the compensation for 1998 as reflected in the Summary Compensation table on page 7.

                                            The Compensation Committee

                                            Bernard Wengrover
                                            Dr. Philip Corso
                                            Dr. Thomas Nicosia

Stockholder Return Performance Graph


         Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Standard & Poor 500 Stock Index and a Peer Group Index for the period of five years commencing April 1, 1993 and ending March 31, 1998.

         The Peer Group Index is comprised of the following publicly traded companies, all of whom are contained within the Standard Industry Code 3841:

Acme UTD Corp.                      Meridian Medical Technology Inc.
Alliance Imaging Inc.               Personal Diagnostics Inc.
Allied Healthcare                   Protocol Systems Inc.
 Products Inc.                      Quest Medical Inc.
Graham Field Health Products


                         3/93      3/94      3/95      3/96      3/97      3/98
                         ----      ----      ----      ----      ----      ----
Medical Action
 Industries Inc.        $100      $ 60      $ 28      $ 50      $ 72      $103

Peer Group               100       128       133       162       143       161

S&p 500                  100       101       117       155       186       275

         None of the companies in the Peer Group offers a fully comparable range of products and services. The returns of each company have been weighed according to their respective stock market capitalization for purposes of arriving at a peer group average.

         The line graph assumes that $100 was invested on April 1, 1993 in each of the companies' common stock, the Standard & Poor 500 Stock Index and the Peer Group Index and that all dividends were reinvested.

Employment Agreement

         In February, 1993, the Company entered into an Employment Agreement with Paul D. Meringola. The Agreement, as amended, presently covers the five year period ending March 31, 2002 and provides for a salary at an annual rate of $195,000, together with cost of living increments and the reimbursement of medical expenses not otherwise covered by the Company's medical plans, up to a maximum of $5,000. The Agreement further provides that in the event there is a change in control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, as also defined therein, Mr. Meringola has the option, exercisable within six months of becoming aware of such event, to terminate his Employment Agreement. Upon such termination, Mr. Meringola has the right to receive as a lump sum payment an amount equal to the compensation remaining to be paid for the balance of the term of the Agreement.


      APPROVAL OF PROPOSAL TO AUTHORIZE CREATION OF SERIAL PREFERRED STOCK

         The Board of Directors has declared advisable and in the best interest of the Company and directed that there be submitted to the stockholders of the Company at the Meeting a proposed amendment to Article Fourth of the Company's Certificate of Incorporation which would effect the creation of 5,000,000 shares of Preferred Stock issuable on terms to be determined from time to time by the Board of Directors. If this amendment is adopted by the stockholders, the Board of Directors will be empowered, without the necessity of further action or authorization by the stockholders (unless required in a specific case by applicable laws, regulations or stock exchange rules), to cause the Company to issue Preferred Stock from time to time in one or more series, and to fix by resolution the relative rights and preferences of each series. Each series of Preferred Stock will rank senior to the Common Stock with respect to dividends and liquidation rights. No Preferred Stock is presently authorized by the Company's Certificate of Incorporation.

         The proposed amendment to the Certificate of Incorporation would authorize the Board of Directors to determine, among other things, with respect to each series of Preferred Stock which may be issued: (i) the distinctive designation of such series and the number of shares constituting such series,
(ii) the rate of dividend, the times of payment and the date from which the dividends shall be accumulated, (iii) whether the shares can be redeemed and, if so, the redemption price and the terms and conditions of redemption, (iv) the amount payable upon shares in the event of voluntary or involuntary liquidation,
(v) purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares, (vi) the terms and conditions, if any, on which shares may be converted, and (vii) whether or not shares have voting rights and the extent of such voting rights, if any. Holders of Common Stock have no pre-emptive right to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

         The creation of Preferred Stock will increase the Company's financial flexibility. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. Preferred Stock will be available for issuance form time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes could include, without limitation, issuance in public or private sales for cash as a means of obtaining capital for use in the Company's business operations, issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties, and issuance under employee benefit plans. The Company does not presently have any plans, agreements, understandings or arrangements that will or could result in the issuance of any Preferred Stock.

         It is not possible to state the actual effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the respective rights of the holders of one or more series of Preferred Stock. The effects of such issuance could include, however:
(i) reduction of the amount otherwise available for payments of dividends on

Common Stock if dividends are payable on the Preferred Stock, (ii) restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears,
(iii) dilution of the voting power of Common Stock if the Preferred Stock has voting rights, and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock.

         The creation of Preferred Stock could further discourage an attempt by a person to acquire control of the Company by a tender offer or other means. It could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of voting Preferred Stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent management and directors from office even if such change would be favorable to stockholders generally. At present, the Board of Directors has no plans, arrangements or understandings to issue Preferred Stock.

VOTE REQUIRED FOR ADOPTION OF THE CREATION OF PREFERRED STOCK

         Under the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is required to amend the Company's Certificate of Incorporation to create 5,000,000 shares of Preferred Stock. A copy of the proposed amendment is attached hereto as Exhibit "A", and the preceding discussion of the proposed amendment to the Company's Certificate of Incorporation is qualified in its entirety by reference to the text of the proposed amendment.

         The Board of Directors of the Company recommends a vote FOR the adoption of this proposal.


    PROPOSED AMENDMENTS TO THE COMPANY'S 1989 NON-QUALIFIED STOCK OPTION PLAN

         At the Annual Meeting there will be presented to stockholders a proposal amending its 1989 Non-Qualified Stock Option Plan (the "Plan") to (a) extend the termination date of the Plan; (b) increase by 500,000 shares to 2,150,000 shares the number of shares eligible to be granted thereunder; and (c) modify the maximum period in which each option may be exercised from five (5) years to ten (10) years. A copy of the proposed amendment is attached hereto in Exhibit "B" .

         In the opinion of the Board of Directors, the ability to grant options to employees and key individuals with special skills, talents and experience and to motivate them, through stock ownership in the Company, to promote the best interests of the Company and its stockholders. In addition, the Board is of the opinion that the maximum period in which each option may be exercised be increased from five (5) year to ten (10) years, which shall provide the option holder greater flexibility in meeting their financial needs upon exercise.

         The Plan, which expires October 24, 1999, was approved by the stockholders in October 1990 and amended in September 1992 and August 1996 and covers 1,650,000 shares of the Company's Common Stock. Under the terms of the Plan, the purchase price of the shares subject to each option granted will not be less than 85% of the fair market value at the date of grant. The date of exercise may be determined at the time of grant by the Board of Directors, but may not exceed five (5) years. During fiscal 1998, options were granted under the Plan to purchase 293,000 shares of Common Stock, 75,000 of which were to the named executives, at exercise prices ranging between $2.09 and $3.25.

         Presently, only 2,375 options remain available for issuance under the Plan. The Board of Directors believes that this amount is insufficient and is therefore of the view that the allocation of an additional 500,000 shares of the Common Stock of the Company is well advised and that the Plan be extended to October 24, 2009. As the Company's principal stock option plan, along with the Stock Incentive Plan, it is intended to serve as an additional incentive to all employees and key individuals to devote themselves to the future success of the Company by providing them with an opportunity to increase their proprietary interest in the Company through the receipt of options to purchase the Company's Common Stock. The Board of Directors of the Company believes this Amendment to be in the best interests of the Company and recommends its approval.

         The Plan is administered by the Board of Directors of the Company, provided however that the Board may, in the exercise of its discretion, designate from among its members a Compensation Committee (the "Committee") consisting of no fewer than three directors.

         Subject to the terms of the Plan, the Board of Directors or the Committee may determine and designate those employees, consultants and Directors who are to be granted stock options under the Plan and the number of shares to be subject to such options and, as hereinafter described, the nature and terms of the options to be granted. The Board of Directors or the Committee shall also, subject to the express provisions of the Plan, have authority to interpret the Plan and to prescribe, amend, and rescind the rules and regulations relating to the Plan.

         The option price under the Plan will be not less than 85% of the fair market value of the Company's Common Stock on the date of grant of the stock option, as determined by the Board of Directors or the Committee, as the case may be. The option price, as well as the number of shares subject to such option, shall be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in the Company's capital.

         Stock options granted under the Plan will become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Typically, option installments will be cumulative and exercisable until the expiration of the exercise period.

         Upon exercise of a stock option, the option price shall be paid by the grantee in the manner specified in the applicable agreement with the grantee. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the grantee at such time as the Committee determines that the grantee has recognized gross income under the Code resulting from such exercise.


Federal Income Tax Consequences. All options to be granted under the Plan are nonstatutory options not entitled to special tax treatment under Section 422A of the Code, as amended. The grant of an option will not result in taxable income to the recipient at the time of grant. Upon the exercise of such option, an employee who is not a Director or officer of the Company will be treated as receiving compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares of the Company's Common Stock at the time of exercise over the exercise price. The date of recognition and determination of ordinary income attributable to shares received upon exercise of an option by a Director or officer of the Company, while he or she is subject to Section 16(b) of the Securities Exchange Act of 1934, is generally delayed until six months after exercise, unless such person elects to be taxed as of the date of exercise. The Company will receive a deduction for the amount treated as compensation to the recipient at the time that the recipient recognizes such income. The Company will receive a deduction only if it satisfies its withholding obligations.

         The tax basis of the shares of Common Stock received by the recipient will be the fair market value on the date the recipient is considered to have received compensation, and the holding period of the shares will begin the day after such date.

         Upon subsequent disposition of the shares subject to the option, any differences between the tax basis of the shares and the amount realized on the disposition is generally treated as long-term or short-term capital gains or loss, depending on the holding period of the shares of Common Stock.

         The following table sets forth the benefits or amounts that were received by or allocated to the persons listed below under the Plan for the Company's last completed fiscal year. The dollar value of the option grants set forth below has been calculated based on the difference between the fair market value of the Common Stock on the date of grant and June 1, 1998:

                                                1989 PLAN BENEFITS

Name                                           Dollar Value      # of Options

Executive Officer Group....................     $                    75,000
Non-Executive Director Group...............          --               --
Non-Executive Officer Employee Group.......     $                   218,000


1996 Non-Employee Director Stock Option Plan

         The Company's 1996 Non-Employee Director Stock Option Plan (the "Director Plan") was approved by the stockholders in August, 1996 and covers 100,000 shares of the Company's common stock. Under the terms of the Directors Plan, each non-employee director of the Company will be granted each year an option to purchase 2,500 shares of the Company's common stock. The authorization for which grants under the Directors Plan will expire after the annual meeting in 2006. The Company believes that the Directors Plan will encourage stock ownership by non-employee directors, thus benefiting stockholders by giving such directors a proprietary interest in the Company. Also, the Directors Plan will enhance the Company's ability to attract, retain and suitably reward directors of exceptional ability, upon whose leadership and management skills the Company's future rests in large part.

Restricted Management Stock Bonus Plan

         The Company's Restricted Management Stock Bonus Plan (the "Bonus Plan"), which covered 500,000 shares of the Company's Common Stock, $.001 par value per share, expired in May, 1994. Shares issued under the Bonus Plan vest in four equal installments on the second, third, fourth and fifth anniversaries of the date of issuance. Except for those shares which have vested, shares issued under the Bonus Plan may not be sold, transferred or otherwise disposed of unless they are first offered to the Company for the same amount paid by the recipient.

Medical Action Industries Inc. Retirement Plan

         The Company has adopted, effective April 1, 1988, the Medical Action Industries Inc. Retirement Plan (the "Retirement Plan") for certain employees pursuant to Section 401(k) of the Internal Revenue Code. All employees of the Company and its subsidiaries are eligible to participate in the Retirement Plan. Subject to the terms and conditions of the Retirement Plan, each eligible employee may contribute up to 15% of his compensation, as defined therein. Each participant's contribution vests immediately.

         In addition, the Retirement Plan provides for discretionary Company contributions, up to a maximum of 3% of such participant's compensation. Each participant's portion of the discretionary contribution vests over a period of four years.

         For the fiscal year ended March 31, 1998, contributions under the Retirement Plan for Messrs. Meringola, Satin and Marsh were approximately $1,750, $1,044, and $2,581, respectively, and $7,006 for all officers as a group.

Change in Control Arrangements

         The Company has entered into agreements with three of its executive officers, Messrs. Paul D. Meringola, Satin and Marsh, which provide certain benefits in the event of a change in control of the Company. A "change in control" of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company, certain business combinations involving the Company or a change in a majority of the incumbent members of the Board of Directors, except for changes in the majority of such members approved by such members. If, within two years after a change in control, the Company or, in certain circumstances, the executive, terminates his employment, the executive is entitled to a severance payment equal to three times (i) such executive's highest annual salary within the five-year period preceding termination plus (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive. In addition, the executive is entitled to the continuation of all employment benefits for a three-year period, the vesting of all stock options and certain other benefits, including payment of an amount sufficient to offset any "excess parachute payment" excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code or any comparable provision of state law.

         Prior to a change in control, the rights and obligations of the executive with regard to his employment by the Company shall be determined in accordance with the policies and procedures adopted from time to time by the Company. The agreements deal only with certain rights and obligations of the executive subsequent to a change in control, and the existence of the agreement shall not be treated as raising any inference with respect to what rights and obligations exist prior to a change in control.

         The Company has also entered into a similar agreement with one of its senior managers.


                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors recommends that the stockholders approve the appointment of Grant Thornton LLP as the Company's independent auditors to examine the financial statements of the Company for the fiscal year ending March 31, 1999. A representative of the firm plans to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

         In January 1998, Ernst & Young LLP was replaced as the Company's independent auditors by Grant Thornton LLP, independent public accountants. The dismissal of Ernst & Young LLP was approved by the Company's Board of Directors. Ernst & Young's reports during the two most recent fiscal years of the Company did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified in any way. During such periods and for the subsequent period until the date of their dismissal, there was no disagreement with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

                              CERTAIN TRANSACTIONS

         During fiscal 1998, the Company made additional loans to its Chief Executive Officer, Paul D. Meringola and Vice President of Operations, Richard
G. Satin. As of March 31, 1998, the aggregate balance of such loans due from Mr.

Meringola was $161,287 and $37,750 for Mr. Satin, which includes repayment of indebtedness during the fiscal year. This indebtedness is evidenced by interest free demand notes.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Pursuant to Section 16(a) of the Exchange Act of 1934, directors, certain officers, and beneficial owners of 10% or more of the Company's Common Stock ("reporting persons") are required from time to time to file with the Securities and Exchange Commission (the "Commission") reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon its review of the copies of such reports furnished to the Company, or written representations received by the Company that no other reports were required, the Company believes during fiscal 1997 that the reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Act of 1934.

                             ADDITIONAL INFORMATION

         The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

         Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than April 1, 1999 to be considered for inclusion in the Company's next Proxy Statement.

         A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not to be considered proxy soliciting material.

                        By Order of the Board of Directors,




                        Richard G. Satin
                        Vice President - Operations
                        and General Counsel

Dated:   Hauppauge, New York
         July 1, 1998

                                                                 EXHIBIT "A"





                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                         MEDICAL ACTION INDUSTRIES INC.

                Under Section 242 of the General Corporation Law

                          -----------------------------





It is hereby certified that:

FIRST:    The name of the corporation is MEDICAL ACTION INDUSTIRES INC.
         (the "Corporation").

SECOND: The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH in its entirety, and the following new Article FOURTH is substituted in lieu thereof:

                  "FOURTH: The total number of shares of stock that this Corporation shall have authority to issue is (i) 15,000,000 shares of Common Stock, $.001 par value per share ("Common Stock") and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

                  A. COMMON STOCK. The holders of Common Stock shall be entitled to one vote for each share held; the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors; and in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

                  B. PREFERRED STOCK. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or not voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as expressly provided elsewhere in this Article FOURTH, no vote of holders of the Preferred Stock or Common Stock shall be required in connection with the designation or the issuance of any shares of any series of any Preferred Stock authorized by and complying with the conditions herein, the right to have such vote being expressly waived by all present and future holders of the capital stock f the Corporation."

                  THIRD: The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on August       , 1998.




                                -----------------------------------
                                Paul D. Meringola
                                Chief Executive Officer

ATTEST:



-------------------------------
Richard G. Satin, Secretary

                                                                  Exhibit "B"





            PROPOSED AMENDMENT TO THE MEDICAL ACTION INDUSTRIES INC.
                      1989 NON-QUALIFIED STOCK OPTION PLAN


         The Medical Action Industries Inc. 1989 Non-Qualified Stock Option Plan (the "Plan") is hereby amended as follows:

         1. Section 3(b) is hereby amended and restated in its entirety as follows:

                  "Subject to adjustments made pursuant to the provisions of Paragraph (c) of this Section 3, the aggregate number of shares to be delivered upon exercise of all Options that may be granted under this Plan shall be 2,150,000 shares. If an Option granted under the Plan shall expire or terminate for any reason during the term of the Plan, the shares subject to but not delivered under such Option shall be available for the grant of other Options. The foregoing notwithstanding, no person may be granted Options in any calendar year to purchase shares of Common Stock which in the aggregate have a fair market value of more than $100,000."

         2. Section 5 is hereby amended and restated in its entirety as follows:

                  "The terms during which Options may be granted under the Plan shall commence on October 25, 1989 and expire on October 24, 1009, provided, however, that if the Plan is not approved by the stockholders of Medical Action all Options granted hereunder shall become null and void. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the maximum period during which each Option may be exercised may be fixed by the Board or the Committee, as the case may be, at the time such Option is granted but shall in no event exceed ten (10) years.


         3. The effective date of this Amendment to the Plan shall be August 18, 1998.

                         MEDICAL ACTION INDUSTRIES INC.

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned hereby appoints Paul D. Meringola and Richard G. Satin, or either of them with full power of substitution, proxies to vote at the Annual meeting of Stockholders of Medical Action Industries Inc. (the "Company") to be held on August 18, 1998 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned directed below, and in their discretion upon such other matters as may come before the meeting.

[X]      Please mark your votes as in this example.

1.       Election of Directors:     FOR [  ]         WITHHELD [  ]

         For, except vote withheld for the following nominee(s):

         ---------------------------------------------------

NOMINEES:  Paul D. Meringola, Dr. Philip F. Corso

2. Approval of a proposal to amend the Company's 1989 Non-Qualified Stock Option Plan

          FOR [  ]         AGAINST [  ]               ABSTAIN [  ]

3. Approval of a proposal to create a class of Preferred Stock

          FOR [  ]         AGAINST [  ]               ABSTAIN [  ]




                                               (To be Signed on Reverse Side)

4. Approval of the ratification of Grant Thornton LLP as independent public auditors of the Company for the fiscal year ending March 31, 1999.

                FOR [  ]         AGAINST [  ]               ABSTAIN [  ]





                             Date
                                         -------------------------------------
                             Signature
                                         -------------------------------------
                             Signature
                                         -------------------------------------

                             NOTE:  Please sign as name appears hereon.
                             Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.